Calculation of Filing Fee Tables
S-3
Constellation Energy Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, without par value	Other	49,633,207	$ 353.27	$ 17,533,923,036.89	0.0001381	$ 2,421,434.77
Fees to be Paid	2	Equity	Common Stock, without par value	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 17,533,923,036.89		$ 2,421,434.77
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,421,434.77
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on $353.27, the average of the high and low prices of common stock, without par value ("Common Stock"), of Constellation Energy Corporation, a Pennsylvania corporation (the "Registrant"), as quoted on The Nasdaq Stock Market LLC on January 6, 2026 (a date within five business days prior to the filing of this registration statement). Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the Registrant's Common Stock as may be issuable with respect to the shares being registered hereunder by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration.

[2]	Omitted pursuant to General Instruction II.G. of Form S-3. An indeterminate amount of shares of Common Stock is being registered for the account of persons other than the Registrant as may from time to time be set forth in a prospectus supplement, in a post-effective amendment or in filings made by the Registrant with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, that are incorporated by reference into this registration statement. The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of registration fees. The Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities based on the fee payment rate in effect on the date of such fee payment.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A